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                                                                    EXHIBIT 23.1

[MCGLADREY & PULLEN LOGO]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-124571 and No. 333-119927 of Valley Bancorp on Forms S-8 of our report, dated January 31, 2006 relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of Valley Bancorp for the year ended December 31, 2005.

                                /s/ MCGLADREY & PULLEN, LLP
                                -----------------------------------------------
                                McGladrey & Pullen, LLP

Las Vegas, Nevada
March 15, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.